Exhibit 99.2

RISK FACTORS

An investment in the notes involves risks. Before deciding whether to purchase the notes, you should consider the risks discussed below and elsewhere in this offering memorandum, including those set forth under the heading ‘‘Statement Regarding Forward-Looking Information,’’ together with all other information contained in this offering memorandum and the documents incorporated by reference herein. You should also consider the risks set forth in our Annual Report on Form 10-K for the year ended March 31, 2013, as updated by our Quarterly Report on Form 10-Q for the quarterly period ended June 30,
2013, and other documents that we file with the SEC and that are incorporated by reference in this offering memorandum. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair our business operations.

Any of the risks discussed below or elsewhere in this offering memorandum or in our SEC filings incorporated by reference in this offering memorandum, and other risks we have not anticipated or discussed, could have a material adverse impact on our business, financial condition or results of operations. In that case, our ability to pay interest on the notes when due or to repay the notes at maturity could be adversely affected, and the trading price of the notes could decline substantially.

Risks Related to the Notes

Our level of indebtedness following the completion of this offering and the financing of the Bushnell Acquisition could adversely affect our business, cash flows, financial condition and results of operations.

After completing the Transactions, we will have a significant amount of indebtedness and debt service requirements. As of June 30, 2013, on a pro forma basis after giving effect to the consummation of the Transactions, we would have had:

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$2,293.5 million of total indebtedness outstanding, consisting of (1) $1,444.0 million of indebtedness under the New Credit Facility (not including letters of credit), (2) $300.0 million of the notes offered hereby, (3) $350.0 million of the 67⁄8% Senior Subordinated Notes due 2020 (the ‘‘2020 Subordinated Notes’’) and (4) $199.5 million of the 3.00% Convertible Senior Subordinated Notes due 2024 (the ‘‘2024 Convertible Notes’’);

•	$121.8 million of outstanding but undrawn letters of credit issued under the New Revolving Facility; and

•	taking into account these letters of credit, an additional $394.2 million of availability under the New Revolving Facility.

Our substantial indebtedness could have important consequences to you, including the following:

•	it may limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, acquisitions, debt service requirements and general corporate or other purposes;

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a substantial portion of our cash flows from operations will be dedicated to the payment of principal and interest on our indebtedness, including indebtedness we may incur in the future, and will not be available for other purposes, including to finance our working capital, capital expenditures, acquisitions and general corporate or other purposes;

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it could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and place us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged;

•	it could make us more vulnerable to downturns in general economic or industry conditions or in our business, or prevent us from carrying out activities that are important to our growth;

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it could increase our interest expense if interest rates in general increase because a portion of our indebtedness, including all of our indebtedness under the New Credit Facility, bears interest at floating rates;

•	we may be limited in our ability to take advantage of strategic business opportunities; and

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it could make it more difficult for us to satisfy our obligations with respect to our indebtedness, including under the notes, and any failure to comply with the obligations of any of our debt instruments, including any financial and other restrictive covenants, could result in an event of default under the indenture governing the notes or under the agreements governing our other indebtedness which, if not cured or waived, could result in the acceleration of our indebtedness under the New Credit Facility, the 2020 Subordinated Notes, the 2024 Convertible Notes and under the notes offered hereby.

Any of the above listed factors could materially affect our business, cash flows, financial condition and results of operations.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations.

After completing the Transactions, a significant portion of our cash flow from operations will be dedicated to pay principal and interest on outstanding debt. Our ability to make payments on and to refinance our indebtedness, including the notes offered hereby, and to fund our operations, working capital, capital expenditures and any future acquisitions, will principally depend upon our ability to generate cash flow from our operations. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control. Moreover, a portion of our indebtedness, as well as any future indebtedness under the New Credit Facility, bears interest at floating rates, and, therefore, if interest rates increase, our debt service requirements will increase.

We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our senior credit facilities or from other debt financing, in an amount sufficient to enable us to pay our indebtedness, including the notes offered hereby, or to fund our other liquidity needs.

If we do not generate sufficient cash flow from operations to satisfy our debt service obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our indebtedness, selling assets, reducing or delaying capital investments or seeking to raise additional capital, including by issuing equity securities or securities convertible into equity securities. Our ability to restructure or refinance our indebtedness will depend on the capital markets and our financial condition at such time. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. Our inability to generate sufficient cash flow to satisfy our debt service requirements, including the inability to service the notes offered hereby, or to refinance our obligations on commercially reasonable terms, would have an adverse effect, which could be material, on our business, financial position and results of operations, as well as on our ability to satisfy our obligations in respect of the notes.

Despite our substantial indebtedness, we may still incur significantly more debt, which could further exacerbate the risks described above.

Subject to the restrictions set forth in the credit agreement governing the New Credit Facility and the indentures governing the notes offered hereby and the 2020 Subordinated Notes, we and our subsidiaries may incur significant additional indebtedness, including unused availability under the New Revolving Facility.

As of June 30, 2013, on a pro forma basis after giving effect to the consummation of the Transactions and taking into account $121.8 million of outstanding but undrawn letters of credit, we would have had $394.2 million available for additional borrowing under the New Revolving Facility. Although the terms of the New Credit Facility and the notes limit our ability and the ability of our subsidiaries to create liens securing indebtedness, there are a number of exceptions to these limitations that will allow us and our subsidiaries to secure significant amounts of indebtedness without equally and ratably securing the notes. In addition, neither the credit agreement governing the New Credit Facility nor the indenture governing the notes will prevent us from incurring obligations that do not constitute indebtedness (as defined in those documents) or prevent our subsidiaries from incurring certain obligations. To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage described above, including our possible inability to service our debt, would increase.

The terms of the credit agreement governing New Credit Facility and the indenture governing the notes include covenants that could restrict or limit our financial and business operations.

The credit agreement governing the New Credit Facility and the indenture governing the notes include restrictive covenants that, subject to certain exceptions and qualifications, restrict or limit our ability and the ability or our subsidiaries to, among other things:

•	incur or guarantee additional indebtedness;

•	pay dividends on capital stock, redeem or repurchase capital stock or subordinated indebtedness or make certain investments and other restricted payments;

•	create liens;

•	sell assets;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make loans or other distributions to us;

•	engage in transactions with our affiliates; and

•	consolidate or merge with or into other companies or sell all or substantially all of our assets.

In addition, the credit agreement governing the New Credit Facility includes financial covenants that require us to maintain a minimum interest coverage ratio, a maximum consolidated senior secured leverage ratio and a maximum consolidated total leverage ratio.

These covenants and restrictions could affect our ability to operate our business, and may limit our ability to react to market conditions or take advantage of potential business opportunities as they arise. Additionally, our ability to comply with these covenants may be affected by events beyond our control, including general economic and credit conditions and industry downturns, and the other factors described in these ‘‘Risk Factors.’’ If we fail to comply with the covenants applicable to the New Credit Facility and are unable to obtain a waiver or amendment, an event of default would result, and the lenders could, among other things, declare outstanding amounts due and payable, refuse to lend additional amounts to us and require deposit of cash collateral in respect of outstanding letters of credit, which may trigger a cross-default on the notes and other agreements containing cross-default provisions. If we are unable to repay or pay the amounts due under the New Credit Facility, the lenders could, among other things, proceed against the collateral granted to them to secure such indebtedness, which would reduce the amount of cash-generating assets available to service interest payments on the notes or pay the principal thereon when due or reduce the pool of assets available to, holders of the notes in a bankruptcy situation.

Many of the restrictive covenants in the indenture governing the notes will not apply if the notes are rated investment grade by Moody’s and S&P and no event of default has occurred and is continuing.

Many of the restrictive covenants in the indenture governing the notes will not apply if the notes are rated investment grade (as defined in such indenture) by Moody’s Investors Service, Inc. (‘‘Moody’s’’) and Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc. (‘‘S&P’’), if at that time no default or event of default with respect to the notes has occurred and is continuing. We cannot assure you that the notes will ever be rated investment grade or that if they are rated investment grade, that the notes will maintain such ratings. Termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force, subject to the restrictions set forth in the credit agreement governing the New Credit Facility. See ‘‘Description of Notes—Covenant Suspension When Notes Rated Investment Grade.’’ If, after these covenants are suspended, either Moody’s or S&P were to downgrade its rating of the notes to a non-investment grade level, such covenants would be reinstated and the holders of the notes would again have the protection of these covenants. However, any indebtedness incurred or other transactions consummated during the time that the notes were rated investment grade would be permitted to remain in effect.

We may not be able to repurchase the notes upon a change of control, which would result in a default under the indenture governing the notes and would adversely affect our business and financial condition.

Upon the occurrence of specific kinds of change of control events, we must offer to purchase the notes at 101% of the principal amount thereof plus accrued and unpaid interest to the purchase date. In addition, the indentures governing the 2020 Subordinated Notes and the 2024 Convertible Notes contain change of control provisions that give the holders thereof the right to require us to repurchase their notes at a purchase price specified therein. We may not have sufficient funds available to make any required repurchases of the notes, the 2020 Subordinated Notes and the 2024 Convertible Notes, and, in the case of the 2020 Subordinated Notes and the 2024 Convertible Notes, restrictions under the New Credit Facility may not allow that repurchase. If we fail to repurchase the notes, the 2020 Subordinated Notes or the 2024 Convertible Notes in that circumstance, we will be in default under the applicable indenture, and, in turn, under the New Credit Facility. In addition, certain change of control events will constitute an event of default under the New Credit Facility. A default under the New Credit Facility would result in an event of default under our indentures if the administrative agent or the lenders accelerate our debt. Upon the occurrence of a change of control, we could seek to refinance the indebtedness under the New Credit Facility and the notes or obtain a waiver from the lenders or you as a holder of the notes. We cannot assure you, however, that we would be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all. Any future debt that we incur may also contain restrictions on repayment of the notes upon a change of control. See ‘‘Description of the Notes—Change of Control.’’

The ability of holders of notes to require us to repurchase the notes as a result of a disposition of
‘‘substantially all’’ assets may be uncertain.

The definition of change of control in the indenture governing the notes includes a phrase relating to the sale of ‘‘all or substantially all’’ of our assets. Although there is a limited body of case law interpreting the phrase ‘‘substantially all,’’ there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a sale of less than all of our assets to another person or group may be uncertain.

Not all of our subsidiaries will guarantee the notes and, therefore, the notes will be structurally subordinated in right of payment to the indebtedness and other liabilities of our non-guarantor subsidiaries.

The claims of creditors of our non-guarantor subsidiaries will be required to be paid before any assets of our non-guarantor subsidiaries will be available to satisfy claims of the holders of the notes. Therefore, if there was a dissolution, bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, the holders of notes would not receive any amounts with respect to the notes from the assets of such non-guarantor subsidiary until after the payment in full of the claims of the creditors of such non-guarantor subsidiary. As of June 30, 2013, on a pro forma basis after giving effect to the consummation of the Transactions, (1) non-guarantor subsidiaries of ATK (other than non-guarantor subsidiaries of Bushnell) would have had de minimis liabilities to third parties and (2) non-guarantor foreign subsidiaries of Bushnell would have had approximately $39.4 million of liabilities to third parties (including trade payables), all of which would be structurally senior to the notes and the guarantees thereof.

Our ability to repay our indebtedness, including the notes, is largely dependent on cash flow generated by our operating subsidiaries and their ability to make distributions to us.

Our ability to repay our indebtedness, including the notes, is largely dependent on the generation of cash flow by our operating subsidiaries and their ability to make such cash available to us by dividend, intercompany debt repayment or otherwise. In addition, our subsidiaries may not be able to, or be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions, as well as the financial condition and operating requirements of our subsidiaries, may limit our ability to obtain cash from our subsidiaries.

The notes are unsecured, and consequently the notes and guarantees thereof will be effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

The notes are unsecured, and consequently the notes and the guarantees thereof will be effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness (including our and the guarantors’ indebtedness under the New Credit Facility), to the extent of the value of the assets securing such indebtedness. As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the holders of secured debt, including the lenders under the New Credit Facility, will be entitled to exercise the remedies available to a secured lender under applicable law and to be paid in full from the assets securing that secured indebtedness before any payment may be made with respect to the notes. In that event, because the notes will not be secured by any of our or the guarantors’ assets, it is possible that there will be no assets from which claims of holders of the notes can be satisfied or, if any assets remain, that the remaining assets will be insufficient to satisfy those claims in full. If the value of such remaining assets is less than the aggregate outstanding principal amount of the notes and all other debt ranking pari passu with the notes, we may be unable to fully satisfy our obligations under the notes. In addition, if we fail to meet our payment or other obligations under our secured indebtedness, the holders of that secured debt would be entitled to foreclose on our assets securing such indebtedness and liquidate those assets. Accordingly, we may not have sufficient funds to pay amounts due on the notes. As a result, you may lose a portion of or the entire value of your investment in the notes.

Our obligations under the New Credit Facility will be jointly and severally guaranteed by substantially all of our domestic subsidiaries and, following the consummation of the Bushnell Acquisition, Bushnell Group Holdings, Inc. and substantially all of the domestic subsidiaries of Bushnell.

Such obligations and guarantees will be secured by perfected first-priority liens and security interests in substantially all of our and the guarantors’ assets, subject to certain exceptions. As of June 30, 2013, on a pro forma basis after giving effect to the consummation of the Transactions and taking into account $121.8 million of outstanding but undrawn letters of credit, the notes would have been effectively subordinated to approximately $1,444.0 million of senior secured indebtedness and approximately $394.2 million would have been available for borrowing under the New Revolving Facility, which if borrowed would also be effectively senior to the notes. In addition, the New Credit Facility is expected to provide for uncommitted incremental facilities in an aggregate amount not to exceed the greater of (x) $750.0 million and (y) an amount that would not cause our consolidated senior secured leverage ratio to exceed 2.50 to 1.00, all of which would be secured indebtedness. Further, the terms of the notes permit us to incur additional secured indebtedness pursuant to other credit facilities or otherwise, subject to the restrictions on debt incurrence and liens provided for in the indenture governing the notes and the credit agreement governing the New Credit Facility. The notes will be effectively subordinated to any such additional secured indebtedness.

Fraudulent conveyance laws may void the notes or the guarantees or subordinate the notes and/or the guarantees.

The issuance of the notes and the guarantees may be subject to review under applicable bankruptcy law or relevant fraudulent conveyance laws if a bankruptcy lawsuit is commenced by or on behalf of our or the guarantors’ creditors. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, if in such a lawsuit a court were to find that, at the time the notes and the guarantees were issued, (1) we issued the notes or any guarantor incurred its guarantee with the intent of hindering, delaying or defrauding current or future creditors or (2) we or any guarantor received less than reasonably equivalent value or fair consideration in return for issuing the notes or incurring the guarantee, respectively, and, in the case of clause (2) only,

•	we or such guarantor, as applicable, was insolvent or was rendered insolvent by reason of the related financing transactions;

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we or such guarantor, as applicable, was engaged, or about to engage, in a business or transaction for which our or such guarantor’s remaining assets constituted unreasonably small capital to carry on business;

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we or such guarantor, as applicable, intended to incur, or believed that we or it would incur, debts beyond our or such guarantor’s ability to pay these debts as they mature, as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes, then the court could void the notes or such guarantee or subordinate the notes or such guarantee to our or such guarantor’s presently existing or future indebtedness or take other actions detrimental to you.

We cannot assure you as to what standard a court would apply in order to determine whether we or any guarantor were ‘‘insolvent’’ as of the date the notes were issued or the guarantee incurred, and we cannot assure you that, regardless of the method of valuation, a court would not determine that we or such guarantor were insolvent on that date. We also cannot assure you that a court would not determine, regardless of whether we or any guarantor were insolvent on the date the notes were issued or the guarantee incurred, that the payments constituted fraudulent transfers on another ground.

The guarantees may also be subject to review under various laws for the protection of creditors. The analysis set forth above would generally apply, except that the guarantees could also be subject to the claim that, since the guarantees were incurred for our benefit and only indirectly for the benefit of the guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a guarantor’s obligation under its guarantee, subordinate the guarantee to the other indebtedness of a guarantor, direct that holders of the notes return any amounts paid under a guarantee to the relevant guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the notes.

The indenture will limit the liability of each guarantor with respect to its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full when due.

In a recent Florida bankruptcy case, this kind of provision was found to be unenforceable and, as a result, the subsidiary guarantees in that case were found to be fraudulent conveyances. The United States Court of Appeals for the

Eleventh Circuit affirmed the liability findings of the Florida Bankruptcy Court without ruling directly on the enforceability of these types of provisions generally. If the Florida Bankruptcy Court’s decision is followed by other courts, the risk that the note guarantees would be deemed fraudulent conveyances would be significantly increased. If a guarantee of the notes is avoided as a fraudulent conveyance or is found to be unenforceable for any other reasons, you will not have a claim against the guarantor.

An active trading market for the notes may not develop.

The notes are a new issue of securities for which there is no established trading market. Although the initial purchasers have advised us that they currently intend to make a market for the notes, they have no obligation to do so, and may discontinue their market-making activities at any time without notice. In addition, any market-making activity will be subject to limits imposed by federal securities laws and may be limited during the offering of the notes.

The liquidity of any market for the notes will depend upon the number of holders of the notes, our operating performance and financial condition, the market for similar securities, the interest of securities dealers in making a market for the notes, prevailing interest rates and other factors.

If an active market does not develop or is not maintained, the price and liquidity of the notes may be adversely affected. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market for the notes, if any, will be free from similar disruptions or that any such disruptions will not adversely affect the prices at which the holders may sell their notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our operating performance and financial condition and other factors.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the notes, if any, could cause the liquidity or market value of the notes to decline.

We anticipate that the notes will be assigned ratings by rating agencies. We cannot assure you that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the notes.

There are restrictions on your ability to resell your notes.

The notes have not been registered under the Securities Act or any state securities laws. The notes are being offered and sold pursuant to an exemption from registration under the Securities Act and applicable state securities laws. Therefore, the notes may be transferred or resold only in transactions registered under, or exempt from, U.S. and applicable state securities laws, and you may be required to bear the risk of your investment for an indefinite period of time. We are obligated to file a registration statement with the SEC and to cause that registration statement to become effective with respect to the exchange notes to be issued in exchange for the notes offered hereby. The SEC, however, has broad discretion to determine whether any registration statement will be declared effective and may delay or deny the effectiveness of any registration statement filed by us for a variety of reasons. If the registration statement is not declared effective, ceases to be effective or you do not exchange your notes, your ability to transfer the notes will be restricted. See ‘‘Transfer Restrictions.’’

Risks Related to the Bushnell Acquisition

We may fail to realize the anticipated benefits of the Bushnell Acquisition because of integration difficulties and other challenges.

The success of the Bushnell Acquisition will depend, in part, on our ability to realize cost savings and other benefits from the Bushnell Acquisition, including the creation of a comprehensive product offering of ammunition, sporting arms and accessories offered by our Sporting Group, alignment of strategic accounts under our existing direct sales structure and efficiencies in marketing and brand and product line management. However, to realize the anticipated benefits of the Bushnell Acquisition, we must successfully combine the businesses of the Company and Bushnell in a manner that permits those benefits to be realized. If we are not able to successfully achieve these objectives, the anticipated benefits of the Bushnell Acquisition may not be realized fully or at all or may take longer or cost more to realize than expected.

ATK and Bushnell have operated independently. It is possible that the integration process could result in the loss of valuable employees, the disruption of each company’s ongoing business or inconsistencies in standards, controls, procedures, practices and policies that could adversely impact our operations. It is also possible that we could encounter unanticipated issues or unforeseen liabilities as a result of the Bushnell Acquisition or the integration of Bushnell’s operations.

We will incur significant transaction and acquisition-related costs in connection with the Transactions.

We expect to incur significant non-recurring integration and restructuring costs following the completion of the Bushnell Acquisition as we integrate the business of Bushnell with those of the Company. The substantial majority of non-recurring expenses resulting from the Transactions will be comprised of transaction and transition/integration costs related to the Bushnell Acquisition. We continue to assess the magnitude of these costs and additional unanticipated costs may be incurred in the integration of the two companies’ businesses.

The Bushnell Acquisition may prove disruptive and could result in the combined business failing to meet our expectations.

The process of integrating the operations of Bushnell may require a disproportionate amount of resources and management attention. Our future operations and cash flows will depend to a significant degree upon our ability to operate Bushnell efficiently, achieve the strategic operating objectives for our business and realize significant cost savings. Our management team may encounter unforeseen difficulties in managing the integration. In order to successfully combine and operate our businesses, our management team will need to focus on realizing anticipated synergies and cost savings on a timely basis while maintaining the efficiency of our operations. Any substantial diversion of management attention or difficulties in operating the combined business could affect our revenues and ability to achieve operational, financial and strategic objectives.

Our historical and unaudited pro forma combined financial information may not be representative of our results as a combined company.

The historical financial information and the unaudited pro forma condensed combined financial information included in this offering memorandum is constructed from the separate financial statements of us and Bushnell for periods prior to the consummation of the Bushnell Acquisition. In addition, the unaudited pro forma condensed combined financial information presented in this offering memorandum is based in part on certain assumptions regarding the Bushnell Acquisition, particularly with respect to estimated cost savings that we expect to achieve, that we believe are reasonable. We cannot assure you that our assumptions will prove to be accurate over time. Accordingly, the historical and unaudited pro forma condensed combined financial information included in this offering memorandum may not reflect what our results of operations and financial condition would have been had we been a combined entity during the periods presented, or what our results of operations and financial condition will be in the future. The challenge of integrating previously independent businesses makes evaluating our combined business and our future financial prospects as a combined company difficult. Our potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recently organized or combined companies.

The Bushnell Acquisition may result in unexpected consequences to our business and results of operations.

Although Bushnell’s business will generally be subject to risks similar to those to which we are subject to in our existing operations, we may not have discovered all risks applicable to Bushnell’s business during the due diligence process and such risks may not be discovered prior to closing. Some of these risks could produce unexpected and unwanted consequences for us. Undiscovered risks may result in us incurring financial liabilities, which could be material and have a negative impact on our business operations.